Exhibit 10.29

Second Amended and Restated NetSpend Holdings, Inc.

2004 Stock Option and Restricted Stock Plan

Notice of Grant

Name:	Address:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Stock Option Agreement attached hereto (the “Stock Option Agreement”) and the Second Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan (the “Plan”), as follows:

Date of Grant:

Vesting Measurement Date:

Option Price per Share:	$

Total Number of Shares Granted:

Total Option Price:	$

Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option
(Note: The ISO limit will be applied to the Time Vesting Portion of the Option first.)

Expiration Date:

Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan or the Stock Option Agreement.

Vesting and Exercise Schedule:

Time Vesting Portion of the Option.  Sixty seven percent (67%) of this Option shall become vested and may be exercised, in whole or in part, in four equal annual installments on each of the first four anniversaries of the Vesting Measurement Date, subject to (1) your continued employment with the Company or an Affiliate through the applicable vesting date and (2) Section 9(b) of the Plan.  Section 9(b) of the Plan generally provides that in the event of a Change in Control twenty-five percent (25%) of the time vesting portion of the Option will immediately vest, subject to your continued employment with the Company or an Affiliate through the date of the Change in Control.  Notwithstanding the foregoing or any provision of the Plan or the Stock Option Agreement to the contrary, in the event of a Change in Control, if in connection therewith any unvested portion of the Option is not being assumed by, or substituted for new options (“New Options”) covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of such unvested portion of the Option shall be vested upon the consummation of such Change in Control.  Further, in the event that (a) a Change in Control occurs and (b) during the twelve-month period following such Change in Control, your employment is terminated by the Company or an Affiliate for any reason other than for (i) Cause or (ii) Disability, or you terminate your employment during this twelve-month period for Good Reason (as defined in the Employment Agreement by and between NetSpend Corporation and you, dated as of                             ), then 100% of the Option or New Options, as applicable, shall be vested immediately.

For purposes of clarification, in the event of a termination of your employment by the Company or an Affiliate for Cause or Disability, by you for any reason other than Good Reason, or in the event of your death, the Option or New Options, as applicable, shall not be vested pursuant to the preceding sentence.

Performance Vesting Portion of the Option.  Thirty three percent (33%) of this Option shall become vested and may be exercised, in whole or in part, upon the earlier to occur of (A) a Change in Control of the Company, subject to your continued employment with the Company or an Affiliate through the closing date of the Change in Control, or (B) the second anniversary of the closing of an Initial Public Offering, subject to your continued employment with the Company or an Affiliate through the second anniversary of the closing of the Initial Public Offering.

Termination Period:

This Option (to the extent vested) may be exercised for the period set forth in Section 4 of the Stock Option Agreement which generally provides the following:  (1)  the Option may be exercised for 90 days after any termination of employment, or for such longer period as may be applicable upon death or Disability, but in no event later than the Expiration Date (as provided above) and (2) the Option may not be exercised (A) after the termination of your employment by the Company or an Affiliate for Cause (as defined in the Plan), or (B) after a breach by you of the covenants set forth in Section 6 (regarding confidentiality, non-solicitation or non-competition) of the Employment Agreement by and between you and NetSpend Corporation, dated             , 20     (the “Employment Agreement”).

Employee Covenants; Repurchase Right; Forfeiture

In the event you are no longer employed with the Company or an Affiliate, the Company has the right to repurchase any shares of stock you acquire pursuant to this Option.  This repurchase right is described Section 5 of the attached Exercise Notice.  In addition, in the event that you breach the provisions of Section 6 of the Employment Agreement (regarding your confidentiality, non-competition, non-solicitation obligations), you will be required to return, or (if not received) to forfeit, to the Company the economic value of the Option which is realized or obtained by you.  Please see Sections 4(d) of the Stock Option Agreement and 6 of the Employment Agreement for additional details.

2

Second Amended and Restated

NetSpend Holdings, Inc.

2004 Stock Option and Restricted Stock Plan

Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made as of the      day of                           , 20    , between NetSpend Holdings, Inc., a Delaware corporation (the “Company”), and                                                              (the “Participant”, which term as used herein shall be deemed to include any successor to the Participant by will or by the laws of descent and distribution, unless the context shall otherwise require).

Pursuant to the Company’s Second Amended and Restated 2004 Stock Option and Restricted Stock Plan (the “Plan”), the Company, acting through the Committee, approved the issuance to the Participant, effective as of the date set forth above, of a stock option to purchase the number of shares (the “Shares”) of Common Stock, $0.001 par value per share, of the Company (the “Option Stock”), at the price (the “Option Price”), each as set forth in the Notice of Grant attached hereto (the “Notice of Grant”), upon the terms and conditions hereinafter set forth.  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan or in the Notice of Grant.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1.     Option; Option Price.

On behalf of the Company, the Committee hereby grants to the Participant an option (the “Option”) to purchase the number of shares of Option Stock of the Company set forth in the Notice of Grant, at an exercise price per share equal to the Option Price set forth in the Notice of Grant, subject to the terms and conditions of this Agreement and the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement).  If designated in the Notice of Grant as an “incentive stock option”, the Option is intended to qualify for Federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  A copy of the Plan as in effect on the date hereof has been supplied to the Participant, and the Participant hereby acknowledges receipt thereof.

2.     Term.

The term (the “Option Term”) of the Option shall commence on the Date of Grant and shall expire on the Expiration Date set forth in the Notice of Grant, unless such Option shall theretofore have been terminated in accordance with the terms hereof or of the Plan.

3.     Time of Exercise.

(a)   The Option shall be vested and exercisable as set forth in the Notice of Grant.

(b)   Anything contained in this Agreement to the contrary notwithstanding, to the extent that this Option is intended to be an “incentive stock option”, as set forth in the Notice of Grant, the Option shall not be exercisable as an incentive stock option, and shall be treated as a non-qualified stock option, to the extent that the aggregate Fair Market Value (as determined in accordance with Section 6(b) of the Plan) on the date hereof of all stock with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries, if any) exceeds $100,000.

4.     Termination of Option; Potential Forfeiture and Clawback.

(a)   The unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(i)            the expiration of the Option Term;

(ii)           the expiration of ninety (90) days from the date of the Participant’s Termination of Service (other than as a result of death, Disability or a Termination of Service by the Company or an Affiliate for Cause); provided, however, that if the Participant shall die during such ninety-day period, the time of termination of the unexercised portion of the Option shall be one year from the date of the Participant’s death;

(iii)          the expiration of one year from the date of the Participant’s Termination of Service if such Termination of Service is a result of the Participant’s death or Disability;

(iv)          immediately upon the Participant’s Termination of Service if such Termination of Service is by the Company or an Affiliate for Cause;

(v)           except to the extent permitted by Section 7(c) of the Plan or Section 11, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or by the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant; and

(vi)          the date on which the Participant breaches Section 6 of the Employment Agreement.

(b)   Anything contained herein to the contrary notwithstanding, the Option shall not be affected by any change of duties or position of the Participant (including a transfer to or from the Company or any of its Affiliates), so long as the Participant continues to be an Employee or a Consultant.

(c)   In the event of the Participant’s Termination of Service, the Company shall have the right, but not the obligation, to repurchase any and all Optioned Shares as set forth in the Notice (defined in Section 5(a)) or in any stockholders, stock restriction or similar agreement to which the Participant is a party, as applicable.

(d)   Option/Stock Forfeiture (Clawback).  In the event the Participant fails to comply with the provisions of Section 6 of the Employment Agreement prior to, or during the one-year period after the later of (1) any exercise, payment or delivery pursuant to an Option or (2) the Participant’s Termination of Service, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

5.     Procedure for Exercise.

(a)   The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice in the form attached as Exhibit A hereto (the “Notice”) from the Participant to the Chief Financial Officer of the Company, which Notice shall:

(i)            state that the Participant elects to exercise the Option;

(ii)           state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(iii)          state the method of payment for the Optioned Shares pursuant to Section 5(b);

(iv)          state the date upon which the Participant desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no sooner that 5 business days from the delivery of such Notice and no later than 30 calendar days from the delivery of such Notice, as may be appropriately adjusted by the Committee in the event of a Change in Control);

(v)           if the Option shall be exercised by any person other than the Participant, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option pursuant to Section 11;

(vi)          certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan, this Agreement and Section 6 of the Employment Agreement; and

(vii)         include such further provisions consistent with the Plan (including, without limitation, the execution of a joinder to a stockholders agreement and/or stock restriction agreement or similar agreement) as the Committee may from time to time require.

(b)   Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by personal or certified check payable to the Company, (ii) by delivery of stock certificates (in negotiable form) representing shares of Option Stock that have been owned of record by the Participant for more than six months on the date of exercise and that have a Fair Market Value on the date of exercise (determined in the manner set forth in Section 6(b) of the Plan as if the date of exercise were the Date of Grant) equal to the aggregate Option Price of the Optioned Shares, (iii) in compliance with any cashless exercise program authorized by the Committee in its sole discretion; or (iv) a combination of the methods set forth in the foregoing clauses (i), (ii) and (iii).

(c)   The Company shall issue (or cause to be issued) a stock certificate in the name of the Participant (or such other person exercising the Option in accordance with the provisions of Section 11) for the Optioned Shares as soon as reasonably practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.  Such stock certificate shall contain the legend set forth in Section 7 of the Exercise Notice attached hereto as Exhibit A.

6.     Withholding.

The Committee shall be entitled to require as a condition of delivery of shares of Option Stock in connection with the exercise of an Option that the Participant remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.  The Committee may in its discretion permit the minimum statutorily required withholding obligations be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the Participant upon exercise of an Option, if any.

7.     No Rights as a Stockholder.

The Participant shall not have any privileges of a stockholder of the Company with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c).

8.     Adjustments.

(a)   Changes in Capital Structure.  Subject to Section 8(b), if the Option Stock is changed by reason of a change in corporate capitalization, such as a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments as shall be equitable and appropriate in order to make any outstanding Option, as nearly as may be practicable, equivalent to the portion of the Option outstanding as of the effective date of such transaction.  Anything contained in the Plan or in this Agreement to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 8(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

(b)   Change in Control.  Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the Committee may make such adjustments and/or settlements of the outstanding portion of the Option as it deems appropriate and consistent with the Plan’s purposes, including, without limitation, canceling the Option if the Option Price exceeds the price paid for a share of Option Stock in connection with a Change in Control;

provided, however, that (1) in the event of any inconsistency between the provisions of this subsection (b) and any provision in the Notice of Grant regarding vesting upon a Change in Control, the provisions in the Notice of Grant shall govern and (2) in the event of the assumption of the Option by, or the substitution for such Option of a new option covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option price of shares subject to such option, the Committee shall, in the case of ISOs, to the extent not inconsistent with the best interests of the Company or its Affiliates (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.  Notwithstanding the foregoing or any provision of the Plan or this Agreement to the contrary, in the event of a Change in Control, if in connection therewith any unvested portion of the Option is not being assumed by, or substituted for new options (“New Options”) covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of such unvested portion of the Option shall be vested upon the consummation of such Change in Control.  Further, in the event that (a) a Change in Control occurs and (b) during the twelve-month period following such Change in Control, a Termination of Service occurs and such Termination of Service is by the Company or any Affiliate for any reason other than for Cause or Disability or such Termination of Service is by you for Good Reason, 100% of the Option or New Options, as applicable, shall be vested immediately.

(c)   Any adjustments referred to in Section 8(a) or (b) shall be made by the Committee in its sole discretion and shall be conclusive and binding on the Participant.

9.     Additional Provisions Related to Exercise.

(a)   The Option shall be exercisable only on such date or dates and during such period and for such number of shares of Option Stock as are set forth in this Agreement.

(b)   To exercise the Option, the Participant shall follow the procedures set forth in Section 5 hereof.  Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of Option Stock issuable upon exercise of the Option, the Committee in its discretion may, as a condition to the exercise of the Option, require the Participant (i) to make the representations set forth in Exhibit B hereto and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company.  No shares of Option Stock shall be issued and delivered upon the exercise of the Option unless and until the Company and/or the Participant shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

10.  No Evidence of Employment or Consulting Relationship.

Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of his or her employment by, or service relationship with, the Company or any Affiliate or interfere in any way with the right of the Company or any

Affiliate (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option.  For the avoidance of doubt, this Option shall not guarantee employment for the length of all, or any portion of, the vesting schedule set forth in the Notice of Grant.

11.  Restriction on Transfer.

The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant.  If the Participant dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(iii), by the Participant’s executors or administrators to the full extent to which the Option was exercisable by the Participant at the time of the Participant’s death. The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

12.  Lock-Up Period.

(a)   In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Option Stock, the Participant shall be prohibited from effecting any public sale or distribution of any Option Stock (other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the “lock-up” period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.

(b)   Without limiting the foregoing clause (a), if (1) during the last 17 days of the “lock up” period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the “lock up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock up” period, the restrictions imposed by this Section 12 shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).

13.  Disqualifying Dispositions.

If Optioned Shares acquired by exercise of an ISO are disposed of within two years following the date of this Agreement or one year following the issuance thereof to the Participant (a “Disqualifying Disposition”), the Participant shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

14.  Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, addressed as follows:

if to the Participant, to the address set forth on the Notice of Grant; and

if to the Company, to:

NetSpend Holdings, Inc.

c/o Netspend Corporation

Austin Centre

701 Brazos Street, 12th Floor

Austin, TX  78701

Attention:  Chief Financial Officer

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (x) when delivered, if personally delivered, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

15.  Transfer Restrictions; Mandatory Participation in Sale of the Company.

(a)   Prior to an Initial Public Offering, the Participant agrees that he or she will not Transfer all or any portion of the Optioned Shares, except in connection with, and strictly in compliance with applicable securities laws and with this Section 15.

(b)   Sale of the Company and/or Its Subsidiaries.

(i)            Conditions.  So long as Oak continues to hold at least a majority of the Common Stock (on an as converted basis) held by it on the effective date of the Plan, if Oak determines to pursue the sale of the business of the Company and/or its Subsidiaries to a third party that is not (i) an Affiliate of Oak or (ii) a Person in which Oak or an Affiliate of Oak holds a direct or indirect equity interest (other than a ownership interest of less than 5% of the outstanding capital stock of a public company) or any other material interest (as a creditor or otherwise) (a “Third Party Purchaser”) in a bona fide arms’ length transaction (whether by way of a merger, consolidation, sale of all or substantially all of its assets, sale of outstanding capital stock or otherwise) (an “Approved Sale”), then, subject to the provisions of subsection (c) of this Section 15:

(A)  the Participant shall, subject to the conditions set forth in subsection (c), consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved

Sale, and

(B)  if the Approved Sale is structured as a sale of stock, the Participant will agree to sell and will be permitted to sell all of the Optioned Shares on the terms and conditions approved by Oak.

(C)  if the Approved Sale includes the sale, contribution, exchange, redemption, cancellation or other disposition of options, the Participant will sell, contribute, exchange, redeem, cancel or otherwise dispose of the Option on the terms and conditions approved by the Oak.

The Participant will take all reasonably necessary and desirable actions to consummate such Approved Sale, including, without limitation, the execution of all agreements and other instruments and such other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in subsection (c) below.

(c)   Approved Sale Obligations.  The obligations of the Participant with respect to an Approved Sale are subject to the satisfaction of the conditions that:

(i)            the proceeds of the Approved Sale are applied in accordance with the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale;

(ii)           each holder of shares of capital stock of the Company shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale and no holder of any shares of capital stock of the Company shall receive any consideration of any kind from the purchaser or any of its Affiliates other than such proportionate consideration (except in respect of such holder’s employment with the Company and other matters personal to such holder);

(iii)          upon the consummation of the Approved Sale, all of the holders of each class of Option Stock will receive the same form and amount of consideration per share of each such class of Option Stock;

(iv)          if any holder of a particular class of Option Stock is given an option as to the form and amount of consideration to be received, all holders of the same class or series of stock will be given the same option;

(v)           the Participant shall not be required to make any representations or warranties other than representations and warranties about the Company and its business, operations, liabilities and the like that are required by all Stockholders, in which case, the indemnification obligations of the Participant with respect to any such representations and warranties provided for in this clause (v) shall be limited to the Participant’s pro rata portion thereof (based upon the share ownership of all Stockholders).

(d)   Prohibited Transfers.  If any purported Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, and the Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.  Without limitation to the foregoing, the Participant (and any Permitted Transferees) further agree that the provisions of Section 20 shall apply in the event of any violation or threatened violation of this Agreement.

(e)   Definitions.

(i)            “Initial Public Offering” means the first firm commitment underwritten public offering for shares of Option Stock pursuant to an effective registration statement under the Securities Act with aggregate gross proceeds of at least $25,000,000.

(ii)           “Oak” means Oak Investment Partners X, Limited Partnership and/or Oak X Affiliates Fund, L.P.

(iii)          “Permitted Transfer” shall mean any Transfer permitted under this Agreement or the Plan.

(iv)          “Permitted Transferee” shall mean any Transferee of a Participant permitted under this Agreement or the Plan.

(v)           “Stockholder” and “Stockholders” shall have the meaning set forth in the Preamble.

(vi)          “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal of all or any portion of a Security or of any rights thereunder.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

16.  No Waiver.

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

17.  Participant Undertaking.

The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

18.  Successors and Assigns.

Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participant and the Company and their respective successors, assigns,

heirs, representatives and estates, as the case may be (including subsequent holders of Optioned Shares); provided, however, that the rights and obligations of the Participant under this Agreement shall not be assignable except in connection with a Permitted Transfer of Optioned Shares hereunder (so long as the transferee agrees in writing in advance to become bound by the terms and conditions hereof).

19.  Modification of Rights.

The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

20.  Governing Law.

(a)   This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for himself or herself and his or her property, to the nonexclusive jurisdiction of any Delaware State court or any federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)   Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he or she may legally and effectively do so, any objection that he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in the State of Delaware.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21.  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

22.  Entire Agreement.

This Agreement (including the Notice of Grant), the Plan and, upon execution, the Exercise Notice and the Investment Representation Statement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

23.  WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NetSpend Holdings, Inc.

By:
Name:
Title:

Participant

Name:

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he/she has read this agreement and agrees to be bound thereby to the extent that the Participant has executed such document.

Name:

Declaration of Unmarried Status

I,                                         , the undersigned hereby declare that I am not married as of the date hereof.

Name:

EXHIBIT A

Second Amended and Restated NetSpend Holdings, Inc.

2004 Stock Option and Restricted Stock Plan

Exercise Notice

NetSpend Holdings, Inc.

c/o Netspend Corporation

Austin Centre

701 Brazos Street, 12th Floor

Austin, TX  78701

Attention:  Chief Financial Officer

 Date of Notice:

1.     Exercise of Option.  Effective as of                                       ,       , [Please insert date that is at least 5 days from the Date of Notice and no later than 30 days from the Date of Notice], the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase                                  shares of the Common Stock (the “Shares”) of NetSpend Holdings, Inc. (the “Company”) under and pursuant to the 2004 Stock Option and Restricted Stock Plan (the “Plan”) and the Stock Option Agreement, dated                                       , 20     (the “Stock Option Agreement”).

2.     Representations of the Participant.  The Participant acknowledges that the Participant has received, read and understood the Plan and the Stock Option Agreement and the Investment Representation Statement and agrees to abide by and be bound by their terms and conditions.

3.     Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate as soon as practicable after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

The Participant shall enjoy rights as a stockholder until such time as the Participant disposes of the Shares.  Upon such disposition, the Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Option Agreement, and the Participant shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company and/or its assignee(s) for transfer or cancellation.

4.     Plan; Transfer Restrictions; Drag-Along.  Unless otherwise determined by the Committee, any shares of  Stock acquired pursuant to this Option (including any Shares acquired by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) shall be subject to the Option Agreement and the Plan including, without limitation, transfer restrictions and the Company’s right to require the Participant to sell the Optioned Shares and otherwise cooperate in the event of an Approved Sale as set forth in Section 15 of the Option Agreement.

5.     Repurchase Right; Forfeiture Provision.

(a)   In the event of the Participant’s Termination of Service, the Company shall have the right, but not the obligation, to repurchase any and all Optioned Shares acquired by the Participant (for cash or cancellation of purchase money indebtedness for the Optioned Shares) within two years following the date of the Participant’s Termination of Service.

(i)            Except as provided in clause (ii) below (i.e., the Participant’s Termination of Service by the Company for Cause or the Participant’s breach of Section 6 (regarding confidentiality, non-solicitation or non-competition) of the Employment Agreement by and between the Participant and NetSpend Corporation, dated             , 20     (the “Employment Agreement”), the per share purchase price for each Optioned Share shall be the Fair Market Value of a share of Common Stock on the date of such Termination of Service.

(ii)           In the event of a Participant’s Termination of Service for Cause or in the event the Participant breaches Section 6 of the Employment Agreement, the purchase price shall be the lower of the exercise price for such Optioned Share and the Fair Market Value of such Optioned Share on the date of such Termination of Service.  The Company’s repurchase right set forth in this Section 5(a) shall lapse upon an Initial Public Offering.

(b)   In the event of the Company’s exercise of its repurchase right, the Participant and his, her or its successors or assigns shall (i) take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to the surrender and cancellation of the Optioned Shares, (ii) deliver for cancellation the certificate(s) representing the Option Shares for cancellation in person or by first class mail, registered mail, certified first class mail or by reputable overnight courier service to the address set forth in the Company’s notice to the Participant within 10 days of receipt of such notice and (iii) take all other actions necessary and desirable to facilitate consummation of the repurchase and the cancellation of the Option Shares in a timely manner.  If the Participant fails or refuses to take any action required by this Section 5, the Company may note in its stock ledger and books and records the cancellation of the Participant’s Optioned Shares which are subject to cancellation after application of this Section 5.

6.     Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares.  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

7.     Restrictive Legends and Stop-Transfer Orders.

(a)   Legends.  The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws at the time of the issuance of the Shares:

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AWARD AGREEMENT BETWEEN THE ISSUER AND A PARTICIPANT IN THE ISSUER’S 2004 STOCK OPTION PLAN.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  SUCH AGREEMENTS MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

(b)   Stop-Transfer Notices.  The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)   Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.     Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees (who may be stockholders, officers, directors,

employees or consultants of the Company), and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9.     Interpretation.  Any dispute regarding the interpretations of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on the Company and on the Participant.

10.   Governing Laws; Severability.

(a)   This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for himself or herself and his or her property, to the nonexclusive jurisdiction of any Delaware State court or any federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)   Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he or she may legally and effectively do so, any objection that he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in the State of Delaware.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.   Specific Performance.  The right and remedy to seek from any court of competent jurisdiction specific performance of the transfer restrictions set forth or referenced herein or injunctive relief against any act which would violate Section 4 hereof, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

12.   Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given if given in the manner specified in the Stock Option Agreement.

13.   Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14.   Delivery of Payment.  The Participant herewith delivers to the Company the full Option Price for the Shares.

15.   Definitions.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.

16.   Entire Agreement.  The Plan, the Notice of Grant, the Stock Option Agreement and the Investment Representation Statement (if applicable) are incorporated herein by reference.  This Agreement, the Plan, the Notice of Grant, the Stock Option Agreement and the Investment Representation Statement (if applicable) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

17.   WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[Signature Page Follows]

Submitted by:

PARTICIPANT

(Signature)

Address:

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he/she has read this agreement and agrees to be bound thereby to the extent that the Participant has executed such document.

Name:

Declaration of Unmarried Status

I,                                         , the undersigned hereby declare that I am not married as of the date hereof.

Name:

Accepted by:

NetSpend Holdings, Inc.

By:
Name:
Title:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY	:	NetSpend Holdings, Inc.

SECURITY	:

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act.

The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein.  In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the Securities.  The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.

The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act.

In the event that the Company does not become subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate only, the satisfaction of the following conditions: (1) the resale being made through a broker in an unsolicited “broker’s transaction,” in transactions directly with a market maker (as said term is defined under the Exchange Act) or in “riskless principal transactions” (as said term is defined in the Note to Rule 144(f)(1)); (2) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); (3) the availability of certain public information about the Company; and (4) the timely filing of a Form 144, if applicable.

In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), Securities exempt under Rule 701 may be resold by non-affiliates in reliance on Rule 144, without compliance with any of the conditions set forth in Rule 144, and Securities exempt under Rule 701 may be resold by affiliates in reliance on Rule 144, subject to the satisfaction of the conditions set forth in the clauses (1) through (4) immediately above and without compliance with any specified holding period requirement.

The Participant further understands that in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that a person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  The Participant understand that no assurances can be given that any such other registration exemption will be available in such event.

The Participant further represents and warrants that it comes within the category or categories marked below, and that for any category marked, it can truthfully set forth the factual basis or reason the investor comes within that category.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

☐                                    (a)           The Participant is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds US$1,000,000.

Explanation:  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the appraised fair market value of such property less debt secured by such property.

☐                                    (b)           The Participant is an individual (not a partnership, corporation, etc.) who had an income in excess of US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐                                    (c)           The Participant is a director or executive officer of the Company.

☐                                    (d)           The Participant is a non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, partnership or limited liability company, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of US$5,000,000.  If so, please describe entity:

☐                                    (e)           The Participant is a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

☐                                    (f)            The Participant is a revocable grantor trust in which each of the grantors is an individual who (i) has a net worth, either alone or with his or her spouse, of more than $1,000,000 or (ii) had income in excess of $200,000 during each of the previous two years and reasonably expects to have income in excess of $200,000 during the current year, or joint income with his or her spouse in excess of $300,000 during each of the previous two years and reasonably expects to have joint income in excess of $300,000 during the current year.

☐                                    (g)           The Participant is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories.  If so, please describe entity:  (If relying upon this category alone, each equity owner must complete a separate copy of this questionnaire.)

☐                                    (h)           The Participant is not within any of the categories above and is therefore a non-accredited investor.

Signature of Participant:

Date:	,